UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 5, 2022

NexTier Oilfield Solutions Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37988	38-4016639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd
Houston	Texas	77042
(Address of Principal Executive Offices)		(Zip Code)
(713) 325-6000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01, par value	NEX	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2022, the Board of Directors (the “Board”) of NexTier Oilfield Solutions Inc. (the “Company”) appointed Dipo Iluyomade, current Finance Director of the Company, as Chief Accounting Officer and Treasurer effective on January 8, 2022, following the separation of service of the current Principal Accounting Officer, Phung Ngo-Burns on January 7, 2022. As previously reported, Mrs. Ngo-Burns is leaving the Company to pursue other opportunities, and her decision was not the result of any disagreement with the Company but rather a desire to pursue other interests and business leadership opportunities.

Mr. Iluyomade, age 44, has served as Finance Shared Services Director of the Company since 2019. Prior to joining the Company, Mr. Iluyomade spent 20 years with Schlumberger working in financial roles of ever increasing responsibility around the world. Over his career, he has led a number of key financial and business critical functions, including finance shared services establishment, financial reporting, accounting, financial systems management and related internal controls. He holds an MBA from Wayne State College, has advanced finance training from the Wharton Business School and a bachelor of science in accounting from Obafemi Awolowo University, Nigeria.

In connection with Mr. Iluyomade’s appointment as the Company’s Chief Accounting Officer, the Compensation Committee of the Board approved an increase in Mr. Iluyomade’s base salary to $250,000 per year, a target short term incentive award equal to 55% of Mr. Iluyomade’s base salary and special equity award in the amount of $200,000, which will be granted (i) 50% in restricted stock units, vesting in installments over a 3-year period and (ii) 50% in performance award units, vesting 100% at end of a 3-year term and subject to the achievement of the stated metrics.

There are no arrangements or understandings between Mr. Iluyomade and any other persons pursuant to which he was appointed as the Chief Accounting Officer of the Company, and Mr. Iluyomade has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Iluyomade does not have a familial relationship with any member of the board of directors or any executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTIER OILFIELD SOLUTIONS INC.
Dated: January 7, 2022	/s/ KEVIN MCDONALD
Name: Kevin McDonald
Title: Executive Vice President, Chief Administrative Officer and General Counsel